Exhibit 10.2.3
AMENDMENT 2025-1
THE PNC FINANCIAL SERVICES GROUP, INC.
ERISA EXCESS PENSION PLAN
(as amended and restated as of January 1, 2023)
WHEREAS, The PNC Financial Services Group, Inc. ("PNC") sponsors The PNC Financial Services Group, Inc. ERISA Excess Pension Plan (the "Plan");
WHEREAS, Section 9 of the Plan authorizes PNC or its delegate to amend the Plan; and
WHEREAS, PNC wishes to amend the Plan, effective March 31, 2025, to change the procedures for beneficiary designation and eliminate paper forms.
NOW, THEREFORE, IT IS RESOLVED, that, effective as of March 31, 2025, the Plan is hereby amended as follows:
1.Section 5 of the Plan ("Designation of Beneficiaries") is amended by adding a new sentence to the end thereof to read as follows:
2."Notwithstanding anything in this Section 5 to the contrary, effective March 31, 2025, all existing paper beneficiary designation forms previously made under this Section 5 or a Prior Plan will be eliminated and invalidated. Only the Participant's current Beneficiary designation, as reflected in the Plan's electronic files maintained by the Plan Manager or its delegate, will be effective on and after March 31, 2025."
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Executed and adopted by the Executive Vice President, Chief Human Resources Officer of The PNC Financial Services Group, Inc. this 28th day of March, 2025, pursuant to the authority delegated by the Human Resources Committee of PNC's Board of Directors.

/s/ Vicki C. Henn
Vicki C. Henn
Executive Vice President
Chief Human Resources Officer

[Signature Page to Amendment 2025-1 to
The PNC Financial Services Group, Inc. ERISA Excess Pension Plan]